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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dividend Capital Total Realty Trust Inc.

We hereby consent to the use of our reports in this Registration Statement on Form S-11, the first of which is dated August 3, 2006, with respect to the statement of revenues and certain expenses for the period from June 14, 2005 through December 31, 2005, for the Jay Street Office Park; the second of which is dated November 8, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the Bala Pointe Office Centre; the third of which is dated November 17, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the DCT Portfolio; all included herein. We further consent to the reference to our firm under the heading "Experts" in the prospectus.

Ehrhardt Keefe Steiner & Hottman PC

February 16, 2006
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM